Exhibit 32.2
STATEMENT OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2023 (the “Form 10-Q”) of FVCBankcorp, Inc. (the “Company”), I, Jennifer L. Deacon, Executive Vice President and Chief Financial Officer, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(a)the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(b)the information contained in the Form 10-Q fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries as of, and for, the periods presented in the Form 10-Q.

Date: August 11, 2023	/s/ Jennifer L. Deacon
Jennifer L. Deacon
Executive Vice President and Chief Financial Officer